Exhibit 99.1

Investor Contact:	Media Contact:
Robert LaFleur	Lauren George
407-613-3327	407-613-8431
Robert.Lafleur@hgv.com	Lauren.George@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations reports full-year and fourth-quarter 2018 results

ORLANDO, Fla. (Feb. 27, 2019) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its full-year and fourth-quarter 2018 results. Highlights include:

KEY HIGHLIGHTS

Full-Year 2018 Results

•	Total revenues were $2.0 billion, net income was $298 million and diluted EPS was $3.05.
•	Adjusted EBITDA was $503 million, which was at the high end of guidance. Adjusted EBITDA includes a $79 million net benefit from recognitions related to sales that occurred prior to 2018.
•	Contract sales increased 10.6 percent and Net Owner Growth (NOG) was 7.0 percent.
•	Adjusted free cash flow was ($44) million.
•	Increased credit facility to $1 billion and announced $200 million share repurchase authorization.
•	Repurchased 2.5 million shares for $71 million under the new authorization at an average price of $28.62.

Outlook

•	Increasing diluted EPS guidance to $2.74 to $2.89 from $2.68 to $2.84 to reflect fourth quarter 2018 share repurchases.
•	Net income is projected to be between $260 million and $275 million.
•	Adjusted EBITDA is projected to be between $450 million and $470 million.
•	Contract sales are projected to increase 9.0 to 11.0 percent.
•	Adjusted free cash flow is projected to be between $60 million and $120 million.
•	2019 outlook assumes no construction-related deferrals, recognitions or additional share repurchases.

Overview – Full-Year 2018

“2018 was a remarkable year as we saw 7 percent NOG growth and double-digit contract sales and Adjusted EBITDA growth,” says Mark Wang, president and CEO, Hilton Grand Vacations. “More importantly, we successfully put in place a pipeline of high-return projects in high-demand markets to accelerate our growth in 2019 and beyond. With our recent project announcement, Maui joins Japan, Charleston, Cabo, Chicago and Barbados on the roster of exciting new destinations we’ve announced over the past 15 months. We believe our strong 2018 results and the long-term outlook we shared at our recent Investor Day demonstrate HGV’s ability to continue our momentum and drive long-term value for our shareholders.”

For the year ended Dec. 31, 2018, total revenues were $2.0 billion compared to $1.7 billion for the year ended Dec. 31, 2017. Diluted EPS was $3.05 for the year ended Dec. 31, 2018, compared to $3.28 for the year ended Dec. 31, 2017. Net income and Adjusted EBITDA was $298 million and $503 million, respectively, for the year ended Dec. 31, 2018, compared to $327 million and $395 million, respectively, for the year ended Dec. 31, 2017.

Net income and Adjusted EBITDA for the year ended Dec. 31, 2018, included a $79 million net benefit from recognitions related to sales at The Residences property that occurred prior to 2018 that were deferred until the second quarter of 2018 when construction of that project was completed.

Net income for the year ended Dec. 31, 2017, included a deferred income tax benefit of $129 million, which was mostly attributable to a benefit of $132 million for the quarter ended Dec. 31, 2017, related to the one-time re-measurement of net deferred income taxes under the new U.S. federal income tax rate provided by the Tax Cuts and Jobs Act of 2017.

Segment Highlights – Full Year 2018

Real Estate Sales and Financing

For the year ended Dec. 31, 2018, Real Estate Sales and Financing segment revenues were $1.5 billion, an increase of 18.0 percent compared to the year ended Dec. 31, 2017. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA margin was $447 million and 30.6 percent, respectively, for the year ended Dec. 31, 2018, compared to $359 million and 29.0 percent, respectively, for the year ended Dec. 31, 2017.

Results for the year ended Dec. 31, 2018, included a $79 million net benefit from recognitions related to sales at The Residences property that occurred prior to 2018 that were deferred until the second quarter of 2018 when construction of that project was completed.

For the year ended Dec. 31, 2018, contract sales increased 10.6 percent to $1.4 billion compared to the year ended Dec. 31, 2017.  Fee-for-service contract sales represented 55.0 percent of contract sales for the year ended Dec. 31, 2018, compared to 54.4 percent for the prior year. For the year ended Dec. 31, 2018, tours increased 8.2 percent to 357,861 and VPG increased 2.4 percent to $3,743 compared to the prior year.

Financing revenues were $158 million for the year ended Dec. 31, 2018, an increase of 7.5 percent compared to the prior year.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination increased to 749 for the year ended Dec. 31, 2018, from 743 for the year ended Dec. 31, 2017.

For the year ended Dec. 31, 2018, 65.8 percent of HGV’s sales were to customers who financed part of their purchase.

As of Dec. 31, 2018, gross timeshare financing receivables were $1.3 billion with a weighted average interest rate of 12.3 percent and a weighted average remaining term of 7.8 years. As of Dec. 31, 2018, 93.2 percent of HGV’s financing receivables were current, compared to 94.6 percent as of Dec. 31, 2017.

Resort Operations and Club Management

For the year ended Dec. 31, 2018, Resort Operations and Club Management segment revenues were $422 million, an increase of 15.0 percent compared to the year ended Dec. 31, 2017. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA margin was $245 million and 58.1 percent, respectively, for the year ended Dec. 31, 2018, compared to $204 million and 55.6 percent, respectively, for the year ended Dec. 31, 2017.

Overview – Fourth Quarter 2018

For the quarter ended Dec. 31, 2018, diluted EPS was $1.24 compared to $1.83 for the quarter ended Dec. 31, 2017. Net income and Adjusted EBITDA was $120 million and $186 million, respectively, for the quarter ended Dec. 31, 2018, compared to $183 million and $101 million, respectively, for the quarter ended Dec. 31, 2017. Total revenues for the quarter ended Dec. 31, 2018, were $642 million compared to $447 million for the quarter ended Dec. 31, 2017.

Net income and Adjusted EBITDA for the quarter ended Dec. 31, 2018, included an $81 million net benefit from recognitions related to sales at the Ocean Tower property that occurred during the first nine months of 2018 that were deferred until the fourth quarter of 2018 when construction of that phase of the project was completed.

As noted, results for the quarter ended Dec. 31, 2017, included a deferred income tax benefit of $132 million.

Segment Highlights – Fourth Quarter 2018

Real Estate Sales and Financing

For the quarter ended Dec. 31, 2018, Real Estate Sales and Financing segment revenues were $495 million, an increase of 53.3 percent compared to the quarter ended Dec. 31, 2017. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA margin was $173 million and 34.9 percent, respectively, for the quarter ended Dec. 31, 2018, compared to $96 million and 29.7 percent, respectively, for the quarter ended Dec. 31, 2017.

Results for the quarter ended Dec. 31, 2018, included an $81 million net benefit from recognitions related to sales at the Ocean Tower property that occurred during the first nine months of 2018 that were deferred until the fourth quarter of 2018 when construction of that phase of the project was completed.

Contract sales for the quarter ended Dec. 31, 2018, increased 6.2 percent to $360 million compared to the quarter ended Dec. 31, 2017. Fee-for-service contract sales represented 56.1 percent of contract sales for the quarter ended Dec. 31, 2018, compared to 54.9 percent for the quarter ended Dec. 31, 2017. For the quarter ended Dec. 31, 2018, compared to the quarter ended Dec. 31, 2017, tours increased 8.5 percent to 91,076 and VPG decreased 2.0 percent to $3,775.

Financing revenues were $41 million for the quarter ended Dec. 31, 2018, an increase of 7.9 percent compared to the quarter ended Dec. 31, 2017.

Resort Operations and Club Management

For the quarter ended Dec. 31, 2018, Resort Operations and Club Management segment revenue was $118 million, an increase of 21.6 percent compared to the quarter ended Dec. 31, 2017. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA margin was $66 million and 55.9 percent, respectively, for the quarter ended Dec. 31, 2018, compared to $51 million and 52.6 percent, respectively, for the quarter ended Dec. 31, 2017.

Inventory

The estimated contract sales value of HGV’s total pipeline is approximately $9.9 billion at current pricing, which represents approximately 7.0 years of sales at the current trailing 12-month sales pace.

The total pipeline includes approximately 1.4 years of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining 5.6 years of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 76 percent of HGV’s total pipeline. Approximately 13 percent of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 24 percent of HGV’s total pipeline. Approximately 40 percent of the fee-for-service inventory pipeline is currently available for sale.

With 32 percent of the pipeline consisting of just-in-time inventory and 24 percent consisting of fee-for-service inventory, capital-efficient inventory represents 56 percent of HGV’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents was $180 million as of Dec. 31, 2018, including $72 million of restricted cash.

As of Dec. 31, 2018, HGV had $604 million of corporate debt, net outstanding with a weighted average interest rate of 5.2 percent and $759 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.1 percent.

Free cash flow was ($222) million for the year ended Dec. 31, 2018, compared to $309 million in the prior period. Adjusted free cash flow was ($44) million for the year ended Dec. 31, 2018, compared to $200 million in the prior period.

In November, the Company increased its credit facility to $1 billion from $400 million, including the expansion of its revolver to $800 million from $200 million and refinanced and increased its existing term loan to $200 million. The new facility includes incrementally better pricing than the previous facility and provides HGV greater flexibility to pursue its capital deployment strategies. As of Dec. 31, 2018, there was $684 million of available capacity on the revolver.

Share Repurchase Program

On Nov. 28, 2018, the Company announced that its board of directors approved a $200 million share repurchase program. Under the program, repurchases may be carried out through open-market purchases, block trades or other transactions subject to customary restrictions.

Under the new authorization, during the fourth quarter, the Company repurchased 2.5 million shares for $71 million at an average price of $28.62. This was the maximum amount permitted given daily trading volume restrictions and the number of non-blackout trading days available during the quarter.

Subsequent Event

Subsequent to the fourth quarter, HGV announced that it will develop its first property on the Hawaiian island of Maui. Maui Bay Villas by Hilton Grand Vacations will be HGV’s 10th property in Hawaii. The multi-phase, 388-unit project is located on a 27-acre site on the island’s southwestern coast with 740 feet of oceanfront. The resort will offer a selection of one-, two- and three-bedroom suites across a resort-style campus comprised of a dozen one- to four-story buildings. The initial project phase, which is scheduled for completion in early 2021, includes 131 units within four buildings and all supporting buildings and improvements. Planned amenities include a clubhouse with restaurant, keiki club, fitness center, grab-and-go market, “super pool” with pool bar, oceanfront beach club and over 15 acres of open-lawn recreational space. Sales are anticipated to begin in early 2020. The development costs for this project were included in the 2019-2021 inventory spending guidance the Company provided at its Investor Day on Dec. 4, 2018.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

HGV deferred revenues and expense related to sales made at Ocean Tower for the first three quarters of 2018 and recognized them in the fourth quarter of 2018 when construction was completed on this project. Likewise, HGV deferred revenues and expense related to sales made at The Residences in the first quarter of 2018 and recognized them in the second quarter of 2018 when construction was completed on this project. These deferrals and recognitions of sales made in 2018 offset and there was no net financial impact in 2018.

The $79 million net recognition impact for 2018 relates to the recognition of revenues and expenses related to sales made at The Residences prior to 2018 that were recognized in the second quarter of 2018 when construction was completed. A portion of these pre-2018 sales had been partially recognized in prior periods under the previous accounting guidance, but as part of the adoption of ASC 606 on Jan. 1, 2018, those recognitions were reversed with a cumulative adjustment to retained earnings.

Total Construction Recognitions (Deferrals)

	2018
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
Net income	$30	$107	$41	$120	$298
Interest expense	7	8	7	8	30
Income tax expense	10	39	15	41	105
Depreciation and amortization	8	8	9	11	36
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1	1	1	4
EBITDA	56	163	73	181	473
Other (gain) loss, net	1	(1)	1	—	1
Share-based compensation expense	3	5	5	3	16
Other adjustment items	2	8	1	2	13
Adjusted EBITDA	$62	$175	$80	$186	$503

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOI, net	$(66)	$91	$(45)	$153	$133
Cost of VOI sales	(21)	20	(13)	50	36
Sales, marketing, general and administrative expense	(8)	11	(7)	22	18
Net construction recognitions (deferrals)	$(37)	$60	$(25)	$81	$79

Comparison of Reported Results Under ASC 606 Compared to Previous Accounting Guidance

The following discussion relates to the reconciliation of HGV’s financial results as reported under the current accounting guidance ASC 606 and the “previous accounting guidance,” ASC 605 as presented in tables T-16 through T-21. Throughout 2018, to assist in the transition from ASC 605 to ASC 606, HGV has been reconciling its reported 2018 results to ASC 605. Beginning in 2019, HGV will no longer present this reconciliation.

Under ASC 606, recognitions of previously deferred revenues and expenses increased reported revenue, net income and Adjusted EBITDA for the year and quarter ended Dec. 31, 2018, compared to ASC 605. Under 605, total revenues, net income and Adjusted EBITDA were $1.9 billion, $247 million and $435 million, respectively, for the year ended Dec. 31, 2018, and $513 million, $66 million and $114 million, respectively, for the quarter ended Dec. 31, 2018.

Table T-2 shows that construction-related recognitions increased HGV’s 2018 reported financial results under ASC 606 by $67 million compared to ASC 605. This reflects the recognition of revenues and expenses related to sales made and deferred at The Residences prior to 2018 that deferred through a cumulative adjustment to retained earnings on Jan. 1, 2018, and subsequently recognized in the second quarter of 2018 when construction was completed on this project. Table T-2 also reflects offsetting deferrals and recognitions related to sales made during 2018 at The Residences and Ocean Tower that have no full-year financial impact.

The $12 million variance between the $79 million full-year recognitions shown in Table T-1 and the $67 million full-year recognitions shown in Table T-2 relates to timing differences in how recognitions are treated between ASC 606 and ASC 605. The $67 million represents deferrals that would have been recognized prior to 2018 under ASC 605 based on the percentage of completion approach.  As such, they are removed from the 2018 results as part of the reconciliation to ASC 605. The remaining $12 million of deferrals is not removed from the reconciliation because it would have been recognized in 2018 under both ASC 606 and ASC 605 based on percentage of completion.

Construction-Related Recognitions (Deferrals) Included in Bridge by Quarter

Between “As Reported” Results under ASC 606 and Previous Accounting Guidance

	2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs, net (1)	$(59)	$87	$(58)	$142	$112
Cost of VOI sales(1)	(18)	20	(18)	46	30
Sales, marketing, general and administrative expense(1)	(8)	11	(8)	20	15
Net construction recognitions (deferrals)	$(33)	$56	$(32)	$76	$67

Number of projects in sales and under construction	2	1	1	—	N/A

(1)	Amounts represent increases (decreases) from current accounting guidance to previous accounting guidance.

In addition to construction deferral recognitions, other minor accounting provisions of ASC 606 had a small impact on HGV’s 2018 results. Table T-3 details the construction deferral recognitions and other minor accounting provisions contained in the reconciliation in Table T-19 between the $503 million of 2018 Adjusted EBITDA as reported under ASC 606 and the $435 million as reported under ASC 605.

Construction Deferrals and Other Items Detail in Bridge

Between “As Reported” Results under ASC 606 and Previous Accounting Guidance

	Year Ended December 31, 2018
($ in millions)	Construction Deferrals(1)	Other(2)	Total Effect of ASC 606
Sales of VOIs, net	$(112)	$—	$(112)
Sales, marketing, brand and other fees	—	16	16
Resort and club management	—	1	1
Total revenues	(112)	17	(95)

Cost of VOI sales	(30)	—	(30)
Sales and marketing	(15)	16	1
Depreciation and amortization	—	2	2
Income before income taxes	(67)	(1)	(68)
Income tax benefit	17	—	17
Net income	$(50)	$(1)	$(51)

Net income	$(50)	$(1)	$(51)
Add back:
Depreciation and amortization	—	2	2
Income tax benefit	(17)	—	(17)
EBITDA	(67)	1	(66)
Other adjustment items	—	(2)	(2)
Adjusted EBITDA	$(67)	$(1)	$(68)

(1)	During periods of construction, we defer revenues and certain related direct expenses from the sales of VOIs until construction is completed.
(2)

Includes the following changes under ASC 606 compared to the previous accounting guidance: (i) revenue for certain sales incentives is now presented on a net basis as a decrease to both sales, marketing, brand and other fees and sales and marketing expense rather than on a gross basis; (ii) expected breakage revenue from advanced deposits on prepaid vacation packages is recognized ratably as packages are redeemed rather than upon expiration; and (iii) key money amortization is presented as a reduction to sales, marketing, brand and other fees rather than as amortization expense.

Conference Call

Hilton Grand Vacations will host a conference call on Feb. 28, 2019, at 11 a.m. (EST) to discuss fourth-quarter results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-888-312-3049 in the U.S. or +1-323-794-2112 internationally. Please use conference ID# 7540297. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-323-794-2112 dial-in number may bypass the source of the audio difficulties.

A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 in the U.S. or +1-719-457-0820 internationally and use conference ID# 7540297.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

HGV cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of HGV to be materially different from the future results, business performance or achievements expressed or implied by its forward-looking statements. HGV’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on such statements in this press release. Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include risks associated with: the inherent business, financial and operating risks of the timeshare industry, including limited underwriting standards due to the real-time nature of industry sales practices, and the intense competition associated with the industry; HGV’s ability successfully market and sell VOIs; HGV’s development and other activities to source inventory for VOI sales; significant increases in defaults on HGV’s vacation ownership mortgage receivables; the ability of managed homeowner associations to collect sufficient maintenance fees; general volatility in the economy and/or the financial and credit markets; adverse economic or market conditions and trends in the tourism and hospitality industry, which may impact the purchasing and vacationing decisions of consumers; actions of HGV or the occurrence of other events that could cause a breach under or termination of the HGV’s license agreement with Hilton that could affect or terminate our access to the Hilton brands and programs, or actions of Hilton that affect the reputation of the licensed marks or Hilton’s programs; economic and operational uncertainties related to HGV’s expanding global operations, including our ability to manage the outcome and timing of such operations and compliance with anti-corruption, data privacy and other applicable laws and regulations affecting our international operations; the effects of foreign currency exchange; changes in tax rates and exposure to additional tax liabilities; the impact of future changes in legislation, regulations or accounting pronouncements; HGV’s acquisitions, joint ventures, and strategic alliances that that may not result in expected benefits, including the termination of material fee-for-service agreements; our dependence on third-party development activities to secure just-in-time inventory; HGV’s use of social media platforms; cyber-attacks, security vulnerabilities, and information technology system failures resulting in disclosure of personal data, company data loss, system outages or disruptions of online services, which could lead to reduced revenue, increased costs, liability claims, harm to user engagement, and harm to HGV’s reputation or competitive position; the impact of claims against HGV that may result in adverse outcomes, including regulatory proceedings or litigation; HGV’s credit facilities, indenture and other debt agreements and instruments, including variable interest rates, operating and financial restrictions, our ability to make scheduled payments, and our ability to refinance our debt on acceptable terms; the continued service and availability of key executives and employees; and catastrophic events or geo-political conditions including war, terrorist activity, political strife or natural disasters that may disrupt HGV’s operations in key vacation destinations. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release, please see the risk factors discussed in “Part I—Item 1A. Risk Factors” of HGV’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018 and those described from time to time other periodic reports that we file with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 305,000 club members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of first-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities adjusted for share-based compensation, less non-inventory capital spending.

Adjusted free cash flow represents free cash flow less non-recourse debt activities, net.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONSOLIDATED BALANCE SHEETS	T-4
CONSOLIDATED STATEMENTS OF OPERATIONS	T-5
CONSOLIDATED STATEMENTS OF CASH FLOWS	T-6
FREE CASH FLOWS RECONCILIATION	T-7
SEGMENT REVENUE RECONCILIATION	T-8
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME	T-9
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-10
FINANCING MARGIN DETAIL SCHEDULE	T-11
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-12
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-13
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-14
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-15
EFFECTS OF NEW ACCOUNTING STANDARD
CONSOLIDATED STATEMENTS OF OPERATIONS – THREE MONTHS ENDED DECEMBER 31, 2018	T-16
CONSOLIDATED STATEMENTS OF OPERATIONS – YEAR ENDED DECEMBER 31, 2018	T-17
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME – THREE MONTHS ENDED DECEMBER 31, 2018	T-18
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME – YEAR ENDED DECEMBER 31, 2018	T-19
REAL ESTATE MARGIN – THREE MONTHS ENDED DECEMBER 31, 2018	T-20
REAL ESTATE MARGIN – YEAR ENDED DECEMBER 31, 2018	T-21
FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION	T-22

HILTON GRAND VACATIONS INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31,
	2018	2017

ASSETS
Cash and cash equivalents	$108	$246
Restricted cash	72	51
Accounts receivable, net	153	112
Timeshare financing receivables, net	1,120	1,071
Inventory	527	509
Property and equipment, net	559	238
Investments in unconsolidated affiliates	38	41
Intangible assets, net	81	72
Other assets	95	44
TOTAL ASSETS	$2,753	$2,384
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$324	$339
Advanced deposits	101	104
Debt, net	604	482
Non-recourse debt, net	759	583
Deferred revenues	95	109
Deferred income tax liabilities	254	249
Total liabilities	2,137	1,866
Commitments and Contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of December 31, 2018 and 2017	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 94,558,086 and 99,136,304 issued and outstanding as of December 31, 2018 and 2017, respectively	1	1
Additional paid-in capital	174	162
Accumulated retained earnings	441	355
Total equity	616	518
TOTAL LIABILITIES AND EQUITY	$2,753	$2,384

HILTON GRAND VACATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues
Sales of VOIs, net	$307	$142	$734	$548
Sales, marketing, brand and other fees	147	143	570	544
Financing	41	38	158	147
Resort and club management	56	50	172	158
Rental and ancillary services	54	41	218	179
Cost reimbursements	37	33	147	135
Total revenues	642	447	1,999	1,711
Expenses
Cost of VOI sales	101	41	210	148
Sales and marketing	200	171	728	663
Financing	14	11	49	43
Resort and club management	14	11	47	43
Rental and ancillary services	38	34	133	122
General and administrative	33	29	117	104
Depreciation and amortization	11	8	36	29
License fee expense	25	22	98	87
Cost reimbursements	37	33	147	135
Total operating expenses	473	360	1,565	1,374
Interest expense	(8)	(6)	(30)	(27)
Equity in earnings from unconsolidated affiliates	—	—	—	1
Other loss, net	—	(1)	(1)	—
Income before income taxes	161	80	403	311
Income tax (expense) benefit	(41)	103	(105)	16
Net income	$120	$183	$298	$327
Earnings per share:
Basic	$1.25	$1.85	$3.07	$3.30
Diluted	$1.24	$1.83	$3.05	$3.28

HILTON GRAND VACATIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended
	December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating Activities
Net income	$120	$183	$298	$327
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11	8	36	29
Amortization of cost to obtain a contract	2	—	2	—
Amortization of deferred financing costs and other	1	1	5	5
Provision for loan losses	19	13	69	58
Other loss, net	—	1	1	—
Share-based compensation	3	2	16	15
Deferred income tax expense (benefit)	41	(124)	20	(129)
Equity in earnings from unconsolidated affiliates	—	—	—	(1)
Distributions received from unconsolidated affiliates	—	—	2	—
Net changes in assets and liabilities:
Accounts receivable, net	(2)	(7)	(41)	12
Timeshare financing receivables, net	(35)	(28)	(118)	(103)
Inventory	31	9	16	47
Purchase of real estate for future conversion to inventory	—	—	(299)	—
Other assets	30	7	(31)	(4)
Accounts payable, accrued expenses and other	(9)	(1)	(24)	95
Advanced deposits	1	2	14	1
Deferred revenues	(168)	(10)	(126)	3
Other	1	1	1	1
Net cash provided by (used in) operating activities	46	57	(159)	356
Investing Activities
Capital expenditures for property and equipment	(15)	(10)	(44)	(35)
Software capitalization costs	(7)	—	(19)	(12)
Return of investment from unconsolidated affiliates	—	—	11	—
Investment in unconsolidated affiliates	(5)	—	(10)	(40)
Net cash used in investing activities	(27)	(10)	(62)	(87)
Financing Activities
Issuance of debt	315	—	530	—
Issuance of non-recourse debt	—	—	663	350
Repurchase and retirement of common stock	(71)	—	(183)	—
Repayment of debt	(240)	(3)	(408)	(10)
Repayment of non-recourse debt	(49)	(31)	(485)	(459)
Debt issuance costs	(6)	—	(12)	(5)
Proceeds from stock options exercises	—	—	—	1
Payment of withholding taxes on vesting of restricted stock units	—	—	(4)	—
Capital contribution	—	—	3	—
Net cash (used in) provided by financing activities	(51)	(34)	104	(123)
Net increase (decrease) in cash, cash equivalents and restricted cash	(32)	13	(117)	146
Cash, cash equivalents and restricted cash, beginning of period	212	284	297	151
Cash, cash equivalents and restricted cash, end of period	$180	$297	$180	$297

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended
	December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cash Flow provided by (used in) operations	$46	$57	$(159)	$356
Capital expenditures for property and equipment	(15)	(10)	(44)	(35)
Software capitalization costs	(7)	—	(19)	(12)
Free Cash Flow	24	47	(222)	309
Non-recourse debt activity, net	(49)	(31)	178	(109)
Adjusted Free Cash Flow	$(25)	$16	$(44)	$200

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended
	December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Real estate sales and financing	$495	$323	$1,462	$1,239
Resort operations and club management	118	97	422	367
Segment revenues	613	420	1,884	1,606
Cost reimbursements	37	33	147	135
Intersegment eliminations	(8)	(6)	(32)	(30)
Total revenues	$642	$447	$1,999	$1,711

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net Income	$120	$183	$298	$327
Interest expense	8	6	30	27
Income tax expense (benefit)	41	(103)	105	(16)
Depreciation and amortization	11	8	36	29
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1	4	3
EBITDA	181	95	473	370
Other loss, net	—	1	1	—
Share-based compensation expense	3	2	16	15
Other adjustment items (1)	2	3	13	10
Adjusted EBITDA	$186	$101	$503	$395

Adjusted EBITDA:
Real estate sales and financing (2)	$173	$96	$447	$359
Resort operations and club management (2)	66	51	245	204
Segment Adjusted EBITDA	239	147	692	563
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	1	1	4	4
License fee expense	(25)	(22)	(98)	(87)
General and administrative (3)	(29)	(25)	(95)	(85)
Adjusted EBITDA	$186	$101	$503	$395
Adjusted EBITDA margin %	29.0%	22.6%	25.2%	23.1%
EBITDA margin %	28.2%	21.3%	23.7%	21.6%

(1)

Includes costs associated with the spin-off transaction of $2 million and $3 million for the three months ended Dec. 31, 2018 and 2017, respectively, and $11 million and $8 million for the years ended Dec. 31, 2018 and 2017, respectively.

(2)	Includes intersegment eliminations, share-based compensation attributable to the segment and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Contract sales	$360	$339	$1,410	$1,275
Tour flow	91,076	83,910	357,861	330,775
VPG	$3,775	$3,854	$3,743	$3,657
Owned contract sales mix	43.9%	45.1%	45.0%	45.6%
Fee-for-service contract sales mix	56.1%	54.9%	55.0%	54.4%
Sales of VOIs, net	$307	$142	$734	$548
Adjustments:
Fee-for-service sales (1)	202	186	776	694
Loan loss provision	19	13	69	58
Reportability and other:
Deferrals of Sales of VOIs under construction(2)	(153)	1	(133)	5
Fee-for-service sale upgrades, net	(23)	(13)	(63)	(52)
Other (3)	8	10	27	22
Contract sales	$360	$339	$1,410	$1,275
Sales of VOIs, net	$307	$142	$734	$548
Sales, marketing, brand and other fees	147	143	570	544
Less:
Marketing revenue and other fees	32	36	123	145
Sales revenue	422	249	1,181	947
Less:
Cost of VOI sales	101	41	210	148
Sales and marketing expense, net (4)	162	128	575	492
Real estate margin	$159	$80	$396	$307
Real estate margin percentage	37.7%	32.1%	33.5%	32.4%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Includes $112 million cumulative effect of applying ASC 606 for the year ended Dec. 31, 2018.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Interest income	$37	$35	$140	$132
Other financing revenue	4	3	18	15
Financing revenue	41	38	158	147
Consumer financing interest expense	8	4	24	20
Other financing expense	6	7	25	23
Financing expense	14	11	49	43
Financing margin	$27	$27	$109	$104
Financing margin percentage	65.9%	71.1%	69.0%	70.7%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Members			308,637	288,391
Net Owner Growth (NOG) (1)			20,246	19,272
Net Owner Growth % (NOG%)			7.0%	7.2%
Club management revenue	$41	$36	$112	$99
Resort management revenue	15	14	60	59
Resort and club management revenues	56	50	172	158
Club management expense	10	7	29	25
Resort management expense	4	4	18	18
Resort and club management expenses	14	11	47	43
Resort and club management margin	$42	$39	$125	$115
Resort and club management margin percentage	75.0%	78.0%	72.7%	72.8%

(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Rental revenues	$47	$36	$191	$156
Ancillary services revenues	7	5	27	23
Rental and ancillary services revenues	54	41	218	179
Rental expenses	32	30	110	103
Ancillary services expense	6	4	23	19
Rental and ancillary services expenses	38	34	133	122
Rental and ancillary services margin	$16	$7	$85	$57
Rental and ancillary services margin percentage	29.6%	17.1%	39.0%	31.8%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Sales of VOIs, net	$307	$142	$734	$548
Sales, marketing, brand and other fees	147	143	570	544
Financing	41	38	158	147
Real estate sales and financing segment revenues	495	323	1,462	1,239
Cost of VOI sales	(101)	(41)	(210)	(148)
Sales and marketing	(200)	(171)	(728)	(663)
Financing	(14)	(11)	(49)	(43)
Marketing package sales	(7)	(6)	(31)	(29)
Model unit rental	(1)	—	(1)	(1)
Share-based compensation	1	—	3	2
Other adjustment items	—	2	1	2
Real estate sales and financing segment Adjusted EBITDA	$173	$96	$447	$359
Real estate sales and financing segment Adjusted EBITDA margin percentage	34.9%	29.7%	30.6%	29.0%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Resort and club management	$56	$50	$172	$158
Rental and ancillary services	54	41	218	179
Marketing package sales	7	6	31	29
Model unit rental	1	—	1	1
Resort and club management segment revenue	118	97	422	367
Resort and club management	(14)	(11)	(47)	(43)
Rental and ancillary services	(38)	(34)	(133)	(122)
Share-based compensation expense	—	(1)	2	2
Other adjustment items	—	—	1	—
Resort and club segment Adjusted EBITDA	$66	$51	$245	$204
Resort and club management segment Adjusted EBITDA margin percentage	55.9%	52.6%	58.1%	55.6%

Supplemental Information on the Adoption of ASC 606

The following tables provide supplemental information on our consolidated statement of operations, Adjusted EBITDA and real estate margin for the three months and year ended Dec. 31, 2018, compared to the previous accounting guidance.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED DECEMBER 31, 2018

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Three Months Ended December 31, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Three Months Ended December 31, 2017
Revenues
Sales of VOIs, net	$307	$(142)	$165	$142
Sales, marketing, brand and other fees	147	12	159	143
Financing	41	—	41	38
Resort and club management	56	1	57	50
Rental and ancillary services	54	—	54	41
Cost reimbursements	37	—	37	33
Total revenues	642	(129)	513	447
Expenses
Cost of VOI sales	101	(46)	55	41
Sales and marketing	200	(13)	187	171
Financing	14	—	14	11
Resort and club management	14	—	14	11
Rental and ancillary services	38	—	38	34
General and administrative	33	—	33	29
Depreciation and amortization	11	2	13	8
License fee expense	25	—	25	22
Cost reimbursements	37	—	37	33
Total operating expenses	473	(57)	416	360
Interest expense	(8)	—	(8)	(6)
Other loss, net	—	—	—	(1)
Income before income taxes	161	(72)	89	80
Income tax (expense) benefit	(41)	18	(23)	103
Net income	$120	$(54)	$66	$183
Earnings per share:
Basic	$1.25	$(0.56)	$0.69	$1.85
Diluted	$1.24	$(0.55)	$0.69	$1.83

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE YEAR ENDED DECEMBER 31, 2018

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Year Ended December 31, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Year Ended December 31, 2017
Revenues
Sales of VOIs, net	$734	$(112)	$622	$548
Sales, marketing, brand and other fees	570	16	586	544
Financing	158	—	158	147
Resort and club management	172	1	173	158
Rental and ancillary services	218	—	218	179
Cost reimbursements	147	—	147	135
Total revenues	1,999	(95)	1,904	1,711
Expenses
Cost of VOI sales	210	(30)	180	148
Sales and marketing	728	1	729	663
Financing	49	—	49	43
Resort and club management	47	—	47	43
Rental and ancillary services	133	—	133	122
General and administrative	117	—	117	104
Depreciation and amortization	36	2	38	29
License fee expense	98	—	98	87
Cost reimbursements	147	—	147	135
Total operating expenses	1,565	(27)	1,538	1,374
Interest expense	(30)	—	(30)	(27)
Equity in earnings from unconsolidated affiliates	—	—	—	1
Other loss, net	(1)	—	(1)	—
Income before income taxes	403	(68)	335	311
Income tax (expense) benefit	(105)	17	(88)	16
Net income	$298	$(51)	$247	$327
Earnings per share:
Basic	$3.07	$(0.53)	$2.54	$3.30
Diluted	$3.05	$(0.53)	$2.52	$3.28

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED DECEMBER 31, 2018

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Three Months Ended December 31, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Three Months Ended December 31, 2017
Net Income	$120	$(54)	$66	$183
Interest expense	8	—	8	6
Income tax expense (benefit)	41	(18)	23	(103)
Depreciation and amortization	11	2	13	8
Interest expense, depreciation and amortization included in equity from unconsolidated affiliates	1	—	1	1
EBITDA	181	(70)	111	95
Other loss, net	—	—	—	1
Share-based compensation expense	3	—	3	2
Other adjustment items (1)	2	(2)	—	3
Adjusted EBITDA	$186	$(72)	$114	$101

Adjusted EBITDA:
Real estate sales and financing (2)	$173	$(72)	$101	$96
Resort operations and club management (2)	66	—	66	51
Segment Adjusted EBITDA	239	(72)	167	147
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	1	—	1	1
License fee expense	(25)	—	(25)	(22)
General and administrative (3)	(29)	—	(29)	(25)
Adjusted EBITDA	$186	$(72)	$114	$101
Adjusted EBITDA margin %	29.0%	55.8%	22.2%	22.6%
EBITDA margin %	28.2%	54.3%	21.6%	21.3%

_____________________

(1)	For three months ended Dec. 31, 2018 and 2017, amounts include $2 million and $3 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations, share-based compensation attributable to the segment and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE YEAR ENDED DECEMBER 31, 2018

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Year Ended December 31, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Year Ended December 31, 2017
Net Income	$298	$(51)	$247	$327
Interest expense	30	—	30	27
Income tax expense (benefit)	105	(17)	88	(16)
Depreciation and amortization	36	2	38	29
Interest expense, depreciation and amortization included in equity in losses from unconsolidated affiliates	4	—	4	3
EBITDA	473	(66)	407	370
Other loss, net	1	—	1	—
Share-based compensation expense	16	—	16	15
Other adjustment items (1)	13	(2)	11	10
Adjusted EBITDA	$503	$(68)	$435	$395

Adjusted EBITDA:
Real estate sales and financing (2)	$447	$(68)	$379	$359
Resort operations and club management (2)	245	—	245	204
Segment Adjusted EBITDA	692	(68)	624	563
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	4	—	4	4
License fee expense	(98)	—	(98)	(87)
General and administrative (3)	(95)	—	(95)	(85)
Adjusted EBITDA	$503	$(68)	$435	$395
Adjusted EBITDA margin %	25.2%	71.6%	22.8%	23.1%
EBITDA margin %	23.7%	69.5%	21.4%	21.6%

_____________________

(1)	For the years ended Dec. 31, 2018 and 2017, amounts include $11 million and $8 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations, share-based compensation attributable to the segment and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED DECEMBER 31, 2018

REAL ESTATE MARGIN

(in millions)

	Three Months Ended December 31, 2018
	As Reported	Effect of ASC 606	Previous Accounting Guidance	Three Months Ended December 31, 2017
Sales of VOIs, net	$307	$(142)	$165	$142
Sales, marketing, brand and other fees	147	12	159	143
Less:
Marketing revenue and other fees	32	7	39	36
Sales revenue	422	(137)	285	249
Less:
Cost of VOI sales	101	(46)	55	41
Sales and marketing expense, net	162	(20)	142	128
Real estate margin	$159	$(71)	$88	$80
Real estate margin percentage	37.7%	51.8%	30.9%	32.1%

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE YEAR ENDED DECEMBER 31, 2018

REAL ESTATE MARGIN

(in millions)

	Year Ended December 31, 2018
	As Reported	Effect of ASC 606	Previous Accounting Guidance	Year Ended December 31, 2017
Sales of VOIs, net	$734	$(112)	$622	$548
Sales, marketing, brand and other fees	570	16	586	544
Less:
Marketing revenue and other fees	123	16	139	145
Sales revenue	1,181	(112)	1,069	947
Less:
Cost of VOI sales	210	(30)	180	148
Sales and marketing expense, net	575	(15)	560	492
Real estate margin	$396	$(67)	$329	$307
Real estate margin percentage	33.5%	59.8%	30.8%	32.4%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

(in millions, except share data)

	2019(1) Low Case	2019(1) High Case
Contract Sales	9.0%	11.0%
Fee-for-service as % of contract sales	48%	54%

Net Income	$260	$275
Income tax expense	97	103
Pre-tax income	357	378
Interest expense	30	27
Depreciation and amortization	42	39
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	2
EBITDA	430	446
Share-based compensation expense	18	20
Other adjustment items	2	4
Adjusted EBITDA	$450	$470

Diluted shares	95	95
Earnings per share - diluted	$2.74	$2.89

Cash flow from operating activities	$75	$115
Non-inventory capex	(60)	(50)
Free Cash Flow	15	65
Net proceeds from securitization activity	45	55
Adjusted Free Cash Flow	$60	$120

_____________________

(1)	2019 Guidance assumes no full-year impact from construction-related revenues or expenses deferrals.